EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Experts” and to the use of our report dated May 8, 2007, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-145254) and the related Prospectus of Allegro MicroSystems, Inc. dated January 29, 2007.
/s/ Ernst & Young LLP
Boston, Massachusetts
January 24, 2008